As filed with the Securities and Exchange Commission on May 26, 2000.
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        LANDAMERICA FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                  Virginia                               54-1589611
        (State or Other Jurisdiction                  (I.R.S. Employer
     of Incorporation or Organization)             Identification Number)

         101 Gateway Centre, Gateway One, Richmond, Virginia 23235-5153
               (Address of Principal Executive Offices) (Zip Code)
                               __________________

                        LANDAMERICA FINANCIAL GROUP, INC.
                            2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                         Russell W. Jordan, III, Esquire
                    Senior Vice President and General Counsel
                        LandAmerica Financial Group, Inc.
                         101 Gateway Centre, Gateway One
                          Richmond, Virginia 23235-5153
                                 (804) 267-8000
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)
                                   ___________

                         CALCULATION OF REGISTRATION FEE
===================================== ================= ==================== ==================== ============
                                                          Proposed Maximum     Proposed Maximum    Amount of
         Title of Securities            Amount to be     Offering Price per   Aggregate Offering  Registration
        to be Registered (1)           Registered (2)         Share (3)           Price (3)           Fee
------------------------------------- ----------------- -------------------- -------------------- ------------
Common Stock, no par value..........      3,000,000             $17.50            $52,500,000      $13,860.00
Rights to Purchase Series A Junior
 Participating Preferred Stock......      3,000,000               (4)                 (4)              (4)

===================================== ================= ==================== ==================== ============

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(3) Pursuant to Rule 457(h), the registration fee is based on the average of the high ($17.75) and low ($17.25) prices reported on the New York Stock Exchange on May 25, 2000.
(4) The Rights to Purchase Series A Junior Participating Preferred Stock will be attached to and will trade with shares of the Common Stock of the Registrant. Value attributable to such Rights, if any, will be reflected in the market price of the shares of Common Stock. No additional registration fee is required.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference and made a part hereof:

         (1) the Registrant's Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended December 31, 1999, File No. 1-13990;

         (2) the portions of the Registrant's definitive Proxy Statement for the Annual Meeting of Shareholders held on May 16, 2000 that have been incorporated by reference into the Form 10-K;

         (3) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 1-13990; and

         (4) the description of the Company's Common Stock and associated preferred share purchase rights contained in the Company's Registration Statement on Form 8-A, File No. 0-19408, dated September 29, 1995 and filed on October 2, 1995, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto, File No. 1-13990, dated August 29, 1997, December 23, 1997 and June 6, 1999, respectively, and filed on September 2, 1997, December 23, 1997 and June 7, 1999, respectively.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities

         Not applicable.

Item 5.       Interests of Named Experts and Counsel

         Williams, Mullen, Clark & Dobbins, counsel to the Registrant, has rendered its opinion that the Common Stock, when issued pursuant to the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable. Julious P. Smith, Jr., a principal in Williams, Mullen, Clark & Dobbins, is a director of the Registrant and beneficially owned an aggregate of 1,000 shares of Common Stock as of May 23, 2000. Other attorneys employed by the firm beneficially owned an aggregate of approximately 20,981 shares of the Registrant's Common Stock as of May 23, 2000.

Item 6.       Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation a written undertaking to repay any advance if it is ultimately determined that he or she did not meet the standard of conduct, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 7.       Exemption from Registration Claimed

         Not applicable.

Item 8.       Exhibits

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

       4.1 Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3A of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

       4.2 Articles of Amendment of Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.2 of the Registration Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

       4.3 Bylaws of the Registrant, incorporated by reference to Exhibit 3B of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

       4.4 Amended and Restated Rights Agreement, dated as of August 20, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, which Amended and Restated Rights Agreement includes an amended Form of Rights Certificate, incorporated by reference to
              Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated August 20, 1997, File No. 1-13990.

       4.5 First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated December 11, 1997, File No. 1-13990.

       4.6 Second Amendment to Amended and Restated Rights Agreement, dated as of June 1, 1999, between the Company, Wachovia Bank, N.A., as Rights Agent, and State Street Bank and Trust Company, as Successor Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated June 1, 1999, File No. 1-13990.

       4.7    Form of Common  Stock  certificate,  incorporated  by reference to
              Exhibit 4.6 of the Registrant's Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

       4.8 Form of 7% Series B Cumulative Convertible Preferred Stock certificate, incorporated by reference to Exhibit 4.7 of the Registrant's Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

       4.9 LandAmerica Financial Group, Inc. 2000 Stock Incentive Plan, incorporated by reference to Exhibit A of the Registrant's definitive Proxy Statement for the Annual Meeting of Shareholders held on May 16, 2000.

       5.1    Opinion of Williams, Mullen, Clark & Dobbins.*

       23.1 Consent of Williams, Mullen, Clark & Dobbins (included in Exhibit 5.1).*

       23.2   Consent of Ernst & Young LLP.*

       24     Powers of Attorney (included on Signature Page).*

____________

*Filed herewith

Item 9.       Undertakings

         The undersigned Registrant hereby undertakes:

              (1)     To file,  during any  period in which  offers or sales are
                      being   made,   a   post-effective   amendment   to   this
                      registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      provided, however, that paragraph (1)(i) and (1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 16th day of May, 2000.

                                      LANDAMERICA FINANCIAL GROUP, INC.



                                      By:   /s/ Charles H. Foster, Jr.
                                          --------------------------------------
                                            Charles H. Foster, Jr.
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Russell W. Jordan, III and John
M. Carter, each of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                        Title                              Date
                  ---------                                        -----                              ----

          /s/ Charles H. Foster, Jr.                    Chairman and Chief Executive               May 16, 2000
----------------------------------------------              Officer and Director
            Charles H. Foster, Jr.                      (Principal Executive Officer)


             /s/ Janet A. Alpert                            President and Director                 May 16, 2000
----------------------------------------------
               Janet A. Alpert


         /s/ Theodore L. Chandler, Jr.                 Senior Executive Vice President             May 16, 2000
----------------------------------------------                  and Director
           Theodore L. Chandler, Jr.


             /s/ G. William Evans                         Executive Vice President                 May 16, 2000
----------------------------------------------           and Chief Financial Officer
               G. William Evans                         (Principal Financial Officer)




                  Signature                                        Title                              Date
                  ---------                                        -----                              ----


            /s/ John R. Blanchard                     Senior Vice President - Corporate            May 16, 2000
----------------------------------------------                    Controller
              John R. Blanchard                         (Principal Accounting Officer)


              /s/ Herbert Wender                                   Director                        May 16, 2000
----------------------------------------------
                Herbert Wender


              /s/ Michael Dinkins                                  Director                        May 16, 2000
----------------------------------------------
                Michael Dinkins


               /s/ James Ermer                                     Director                        May 16, 2000
----------------------------------------------
                 James Ermer


              /s/ John P. McCann                                   Director                        May 16, 2000
----------------------------------------------
                John P. McCann


           /s/ Robert F. Norfleet, Jr.                             Director                        May 16, 2000
----------------------------------------------
            Robert F. Norfleet, Jr.


            /s/ Julious P. Smith, Jr.                              Director                        May 16, 2000
----------------------------------------------
             Julious P. Smith, Jr.


               /s/ Eugene P. Trani                                 Director                        May 16, 2000
----------------------------------------------
                Eugene P. Trani


           /s/ Marshall B. Wishnack                                Director                        May 16, 2000
----------------------------------------------
             Marshall B. Wishnack


                                                                   Director                        May 16, 2000
----------------------------------------------
              Lowell C. Freiberg


             /s/ George E. Bello                                   Director                        May 16, 2000
----------------------------------------------
               George E. Bello


            /s/ Howard E. Steinberg                                Director                        May 16, 2000
----------------------------------------------
              Howard E. Steinberg

                                  EXHIBIT INDEX
                                  -------------

                                       TO
                         FORM S-8 REGISTRATION STATEMENT

                             ______________________

    Exhibit
    Number                   Description of Exhibit
    ------                   ----------------------

     4.1 Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3A of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

     4.2 Articles of Amendment of Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.2 of the Registration Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

     4.3 Bylaws of the Registrant, incorporated by reference to Exhibit 3B of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

     4.4 Amended and Restated Rights Agreement, dated as of August 20, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, which Amended and Restated Rights Agreement includes an amended Form of Rights Certificate, incorporated by reference to
              Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated August 20, 1997, File No. 1-13990.

     4.5 First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated December 11, 1997, File No. 1-13990.

     4.6 Second Amendment to Amended and Restated Rights Agreement, dated as of June 1, 1999, between the Company, Wachovia Bank, N.A., as Rights Agent, and State Street Bank and Trust Company, as Successor Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated June 1, 1999, File No. 1-13990.

     4.7      Form of Common  Stock  certificate,  incorporated  by reference to
              Exhibit 4.6 of the Registrant's Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

     4.8 Form of 7% Series B Cumulative Convertible Preferred Stock certificate, incorporated by reference to Exhibit 4.7 of the Registrant's Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

     4.9 LandAmerica Financial Group, Inc. 2000 Stock Incentive Plan, incorporated by reference to Exhibit A of the Registrant's definitive Proxy Statement for the Annual Meeting of Shareholders held on May 16, 2000.

     5.1      Opinion of Williams, Mullen, Clark & Dobbins.*

     23.1     Consent of Williams,  Mullen, Clark & Dobbins (included in Exhibit
              5.1).*

     23.2     Consent of Ernst & Young LLP.*

     24       Powers of Attorney (included on Signature Page).*

____________

*Filed herewith